                                                                    EXHIBIT 99.1



                                                   Contact: Patricia D. Phillips
                                                            (Investor Relations)
                                                             602/207-1040
                                                             pphillip@viad.com


          VIAD CORP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2002 RESULTS


                     EARNINGS PER SHARE OF $0.31 FOR FOURTH
                QUARTER AND $1.45 FOR 2002 BEFORE FOURTH QUARTER
              RESTRUCTURING CHARGE OF $13.3 MILLION (AFTER-TAX) AND
          2002 GOODWILL IMPAIRMENT CHARGE OF $37.7 MILLION (AFTER-TAX)

      AFTER THE ABOVE CHARGES, EARNINGS PER SHARE ON A GAAP BASIS OF $0.15
                     FOR FOURTH QUARTER AND $0.86 FOR 2002

PHOENIX, Ariz., January 23, 2003 -- Viad Corp (NYSE:VVI) today announced fourth quarter 2002 diluted earnings per share (on a taxable equivalent basis and before restructuring charges) of $0.31 on revenue of $383.4 million, segment operating income of $48.6 million and net income of $26.9 million. Fourth quarter 2002 diluted earnings per share on a GAAP basis was $0.15 on revenue of $375.5 million, segment operating income of $20.2 million and net income of $13.6 million. Certain supplemental information is included in this press release, which is presented using methods management utilizes to measure profits and performance of its operations. This information is supplemental to results presented under accounting principles generally accepted in the United States of America (GAAP) and may not be comparable to similarly titled measures presented by other companies. Such significant supplemental information includes taxable equivalent information, EBITDA, net float income and net float margin. Refer to the Tables for a reconciliation of the supplemental information to GAAP.


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                                      -2-


           Full year 2002 diluted earnings per share (on a taxable equivalent basis, before restructuring charges and change in accounting principle) was $1.45 on revenue of $1.68 billion, segment operating income of $241.9 million and net income of $126.9 million. Full year 2002 diluted earnings per share on a GAAP basis was $0.86 on revenue of $1.65 billion, segment operating income of $185.6 million and net income of $76.1 million.

           Robert H. Bohannon, chairman, president and chief executive officer said, "Overall, Viad ended the year with good results. The company out-performed both the S&P 500 and MidCap 400 indices. During the year, the convention and event segment was profitable and delivered strong cash flow, despite slower demand for new exhibit construction and show shrinkage. Travelers Express made tremendous progress in expanding the MoneyGram network and added over $1 billion in new Official Check balances. In addition, the balance sheet was strengthened significantly."

           Bohannon added, "During 2002 our operating companies faced both anticipated and unanticipated market challenges. As expected, our convention and event companies operated in a market that looked very different than the tradeshow heyday of late 1999 and 2000. Travelers Express experienced diminished operating income growth caused by a challenging interest rate environment and unprecedented mortgage refinancing activity, well in excess of our assumptions. We are confident that these external factors are temporary, and will change in time. Travelers Express is solidly on the path for long-term growth and our convention and event companies are working aggressively to improve operating efficiency to build even stronger companies."

FOURTH QUARTER AND 2002 FINANCIAL HIGHLIGHTS

           Highlights of the 2002 fourth quarter and full year financial results, compared to 2001 results follow. Results are presented on a taxable equivalent basis before restructuring charges and other items (FTE - BR) and on a GAAP basis. For


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                                       -3-


comparability purposes, 2001 results throughout this earnings release are adjusted for Statement of Financial Accounting Standards No. 142 - "Goodwill and Other Intangible Assets," which eliminates goodwill amortization.

Fourth Quarter 2002

                                     FTE - BR               Change from                  GAAP                Change from
                                 ($ in millions)            Prior Year             ($ in millions)            Prior Year
                                 ---------------            ----------             ---------------            ----------
Revenue                               $ 383.4                   2.1%                   $ 375.5                    2.8%
Segment operating income              $  48.6                  -5.5%                   $  20.2                  -51.0%
Operating margins *                      12.7%               -100 bps                      5.4%                -590 bps
Net income                            $  26.9                  -6.2%                   $  13.6                  -52.6%
Net income per share                  $   0.31                 -6.1%                   $   0.15                 -54.5%
Cash flow (EBITDA) **                 $  59.8                  -5.0%                       N/A                    N/A

Full Year 2002

                                     FTE - BR               Change from                 GAAP                 Change from
                                 ($ in millions)            Prior Year            ($ in millions)             Prior Year
                                 ---------------            ----------            ---------------             ----------
Revenue                             $ 1,683.2                  -1.4%                  $1,647.0                   -0.7%
Segment operating income            $   241.9                  -1.1%                  $  185.6                   83.9%
Operating margins *                      14.4%                +10 bps                     11.3%                +520 bps
Net income                          $   126.9                   0.3%                  $   76.1                   16.4%
Net income per share                $     1.45                    -                   $    0.86                  16.2%
Cash flow (EBITDA) **               $   281.2                  -2.7%                       N/A                    N/A

* For operating margins, the change from prior period is presented in terms of basis points.

** EBITDA is defined by Viad as income before interest expense, income taxes, depreciation and amortization, restructuring charges and other items and changes in accounting principles.


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                                      -4-

Also, during the periods:

                         Fourth Quarter 2002
                         -------------------

-     Debt was reduced by $20 million compared to third quarter 2002

- Cash and corporate investments were $303.6 million, up by $11 million from third quarter 2002

                        Full Year 2002
                        --------------

-     Debt was reduced by $35 million compared to December 31, 2001

-     Cash and corporate investments were up by $87 million from December 31,
      2001

-     The company repurchased 1.2 million shares of common stock for $26 million

RECENTLY COMPLETED ACQUISITION OF MONEYGRAM INTERNATIONAL LIMITED (MIL)

           On January 17, 2003, Viad announced that Travelers Express/MoneyGram had completed an acquisition of the minority interest of MoneyGram International Limited (MIL) for approximately $95 million in cash (92 million euros) plus a dividend payment of approximately $7.7 million (7.5 million euros). This transaction is expected to be slightly accretive to earnings in 2003 and much more accretive to earnings in the following years. Prior to the acquisition, Travelers Express/MoneyGram had a 51 percent interest in MIL's operations. With the acquisition, MoneyGram obtains full control of MIL's growing international wire transfer corridors and the associated agent network.

FOURTH QUARTER RESTRUCTURING CHARGE RELATED TO EXHIBITGROUP/GILTSPUR

           In the fourth quarter of 2002, Viad approved a pre-tax restructuring charge of $20.5 million ($13.3 million, after-tax) relating to Exhibitgroup/Giltspur (Exhibitgroup). Exhibitgroup will be consolidating manufacturing and certain other functions. The company will be maintaining full sales, design and support capabilities in all cities currently served. This restructuring is part of Exhibitgroup's continuing effort to achieve


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                                       -5-


greater efficiency and improve customer service, through the centralization of functions such as manufacturing, purchasing and freight. It is expected that this restructuring will result in annual cost savings of $12 million to $14 million, with $8 million to $9 million of this annual amount occurring in fiscal 2003 (based on the projected timing of the restructuring activity).

PAYMENT SERVICES

           On a taxable equivalent basis, Payment Services revenue for the fourth quarter 2002 grew 7.8 percent to $218.2 million, up from $202.4 million in the fourth quarter 2001. Segment operating income was down 6.5 percent to $52.2 million compared with $55.8 million in 2001, and operating margins for the quarter were 23.9 percent compared with 27.6 percent in the 2001 fourth quarter.

            Revenue for the fourth quarter 2002 on a GAAP basis grew 9.5 percent to $210.3 million, from $192.2 million in the 2001 fourth quarter. Segment operating income was down 2.9 percent to $44.3 million compared with $45.6 million in 2001, and operating margins for the quarter were 21.0 percent compared with 23.7 percent in the 2001 fourth quarter.

           The strong revenue growth was driven by MoneyGram, with fourth quarter 2002 versus 2001 transaction volume increasing 34 percent. MoneyGram's agent base expanded to over 57,000 agents in 2002.

           Payment Services' total average investable balances grew to $6.9 billion for the quarter, up 22 percent from the prior year quarter driven by the Official Check product. Float income (investment income on a taxable equivalent basis, excluding gains) represented approximately 47 percent of total Payment Systems revenue in the fourth quarter 2002. Float income was $101.5 million in the fourth quarter 2002 compared to $95.4 million in the fourth quarter 2001, an increase of 6.4 percent. Net float income


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                                       -6-


(float income on a taxable equivalent basis less commission expense) was $37.6 million in the fourth quarter 2002, down $2.7 million, or 6.7 percent primarily due to declining interest rates. See Supplemental Tables A and B for further information on the Payment Services segment's income and expenses related to the float portfolio.

           On a taxable equivalent basis (before restructuring charges and other items in 2001), full year 2002 Payment Services revenue increased 10.2 percent to $838.7 million. Segment operating income was $190.6 million, up 3.1 percent over $184.9 million in 2001, despite the impact of lower interest rates year over year. Operating margins for the year were 22.7 percent compared with 24.3 percent in 2001. The taxable equivalent adjustment declined in 2002 as tax-exempt income as a percentage of total interest income was lower than in 2001.

           Full year 2002 revenue on a GAAP basis increased 12.4 percent to $802.5 million. Segment operating income was $154.0 million as compared to $132.1 million in 2001. It should be noted that Payment Services' net income is the same on a GAAP and on a taxable equivalent basis.

           Similar to the fourth quarter, MoneyGram transaction growth was the primary driver of the strong revenue growth for the year ended December 31, 2002. MoneyGram showed strong results with total transaction volume up over 32 percent. For the year, Payment Systems' average investable balances grew to $6.2 billion, up over 23 percent from the prior year average. Float income (on a taxable equivalent basis) was $390.6 million for the full year 2002 compared to $355.7 million in 2001, an increase of 9.8 percent, driven by higher average float portfolio balances. Float income growth was constrained by lower interest rates. Net float income was $150.5 million for the full year 2002, up $3.0 million, or 2.0 percent, primarily due to higher average balances.

           Bohannon said, "Travelers Express is growing into a strong market presence in the payment services arena. In 2002 MoneyGram and Official Check demonstrated


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                                       -7-


significant network expansion and customer signings, strengthening the foundation for future growth. Prospects for MoneyGram are enhanced by the acquisition of the minority interest of MIL."

CONVENTION AND EVENT SERVICES

           Convention and Event Services revenue was $160.4 million, a decrease of 5.1 percent from $169.0 million in the fourth quarter 2001. Before the restructuring charge, the fourth quarter operating loss for the segment was $1.3 million compared with a loss of $2.9 million in the 2001 quarter. Segment operating losses on a GAAP basis were $21.8 million compared with $2.9 million in the 2001 quarter. For the full year 2002, Convention and Event Services revenue was $786.2 million, a decrease of 11.1 percent from $884.0 million in 2001. Before restructuring charges, 2002 segment operating income was $37.6 million, down 14.7 percent from $44.1 million in the prior year and operating margins were 4.8 percent, down from 5.0 percent in 2001. Segment operating income on a GAAP basis was $17.9 million in 2002 compared to an operating loss of $46.7 million in the prior year.

           Bohannon said, "With demand for new exhibit construction down in 2002, Exhibitgroup was the primary reason for the decline in convention and event segment revenue and operating income. I am pleased to report, however, that GES had an outstanding year with operating profit growth of over 15 percent year over year. I commend GES management and employees for producing excellent results in a very difficult market."

TRAVEL AND RECREATION SERVICES

           Travel and Recreation Services provided by the Brewster Transport and Glacier National Park business units generated revenue of $4.8 million in the fourth quarter of 2002 as compared to $4.0 million in the fourth quarter 2001. Operating losses were


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                                       -8-


$2.3 million in the fourth quarter of 2002, compared with $1.5 million in the fourth quarter 2001. Full year revenue for 2002 of $58.3 million was down 5.2 percent as compared to $61.5 million in 2001. Operating income was $13.7 million, down from $15.6 million in 2001. Operating margins were 23.6 percent in 2002 as compared to 25.3 percent in 2001. The results of these business units have been affected by the decline in worldwide travel since late 2001.

2003 OUTLOOK

           Viad provides the following guidance for 2003 full year and first quarter. The guidance is provided on a GAAP basis. As the municipal securities portfolio is reduced in accordance with Viad's tax strategy, the effect of the tax-exempt income continues to diminish. Therefore, going-forward, the company will not present results on a taxable equivalent basis.

           Guidance provided by Viad Corp is subject to change. Factors that can affect guidance are identified in the safe harbor language at the end of this press release. The company has little visibility in the convention and event businesses, particularly for Exhibitgroup/Giltspur. Additionally, Payment Services float-based revenues can be affected by changes in interest rates. In providing earnings guidance, the company makes certain assumptions about interest rates and other market factors. These assumptions can change throughout the course of the year.

The company expects:

FULL YEAR 2003

- Earnings growth (relative to adjusted EPS of $1.45 in 2002) in the range of 3 to 7 percent. This translates into expected diluted EPS in the range of $1.50 to $1.55.


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                                       -9-


- Payment Services segment revenue is expected to grow at a high-single to low-double digit rate.

- Payment Services segment operating income is expected to grow at a mid-single digit rate.

- Convention and Event Services segment revenue is expected to decline at a mid-single to low-double digit rate from 2002 levels primarily due to decreased demand for exhibit construction.

- Convention and Event Services segment operating income is expected to increase at a low-double digit rate from 2002 levels primarily due to ongoing cost improvements.

FIRST QUARTER 2003

- Earnings are expected to be relatively flat compared to the first quarter of 2002. This translates into expected diluted EPS in the range of $0.36 to $0.39.

- Payment Services segment revenue and operating income are expected to grow at a high-single to low-double digit rate compared to first quarter 2002.

- Convention and Event Services segment revenue and operating income are expected to decline at a low-double-digit to low-teens rate from first quarter 2002 levels.

      Viad is a $1.65 billion revenue S&P MidCap 400 company. Major subsidiaries include Travelers Express/MoneyGram of Minneapolis, GES Exposition Services of Las Vegas and Exhibitgroup/Giltspur of Chicago. For more information, visit the company's Web site at www.viad.com.

                                     # # # #

As provided by the safe harbor provision under the "Private Securities Litigation Reform Act of 1995" Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, or expectations of or current trends in future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, tax rates, restructure plans (including timing and realization of cost savings) and market risk disclosures. Actual results could differ materially from those projected in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for convention and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes and any further deterioration in the economy may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including further terrorist activities could affect forward-looking statements.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company.

                           VIAD CORP AND SUBSIDIARIES
                          TABLE ONE - QUARTERLY RESULTS
                                   (UNAUDITED)

                                                         Quarter Ended December 31,         Adjusted for SFAS 142 *
                                                  --------------------------------------    -----------------------
(000 omitted, except per share data)                  2002           2001            %          2001            %
                                                   ---------      ---------       ------     ---------       ------
Revenues:
    TAXABLE EQUIVALENT BASIS (Note A)              $ 383,364      $ 375,392          2.1%    $ 375,392          2.1%
    Taxable equivalent adjustment                     (7,889)       (10,218)       -22.8%      (10,218)       -22.8%
                                                   ---------      ---------       ------     ---------       ------
                                                   $ 375,475      $ 365,174          2.8%    $ 365,174          2.8%
                                                   =========      =========       ======     =========       ======

Segment operating income:
    TAXABLE EQUIVALENT BASIS (Note A)              $  48,603      $  47,185          3.0%    $  51,415         -5.5%
    Taxable equivalent adjustment                     (7,889)       (10,218)       -22.8%      (10,218)       -22.8%
                                                   ---------      ---------       ------     ---------       ------
                                                      40,714         36,967         10.1%       41,197         -1.2%
Corporate activities and minority interests           (4,509)        (2,322)       -94.2%       (2,322)       -94.2%
Net interest expense                                  (1,250)        (3,724)        66.4%       (3,724)        66.4%
                                                   ---------      ---------       ------     ---------       ------
Income before income taxes                            34,955         30,921         13.0%       35,151         -0.6%
Income taxes                                          (8,014)        (5,734)       -39.8%       (6,433)       -24.6%
                                                   ---------      ---------       ------     ---------       ------
INCOME BEFORE RESTRUCTURING CHARGES AND
    OTHER ITEMS                                       26,941         25,187          7.0%       28,718         -6.2%
Restructuring charges and other items (Note E)       (13,335)            --           NM            --           NM
                                                   ---------      ---------       ------     ---------       ------
Net income                                         $  13,606      $  25,187        -46.0%    $  28,718        -52.6%
                                                   =========      =========       ======     =========       ======

Diluted net income per common share:
    INCOME BEFORE RESTRUCTURING CHARGES
       AND OTHER ITEMS                             $    0.31      $    0.29          6.9%    $    0.33         -6.1%
    Restructuring charges and other items              (0.16)            --           NM            --           NM
                                                   ---------      ---------       ------     ---------       ------
    Net income per share                           $    0.15      $    0.29        -48.3%    $    0.33        -54.5%
                                                   =========      =========       ======     =========       ======

Basic net income per common share:
    Income before restructuring charges
       and other items                             $    0.31      $    0.29          6.9%    $    0.33         -6.1%
    Restructuring charges and other items              (0.15)            --           NM            --           NM
                                                   ---------      ---------       ------     ---------       ------
    Net income per share                           $    0.16      $    0.29        -44.8%    $    0.33        -51.5%
                                                   =========      =========       ======     =========       ======

Common shares treated as outstanding
for net income per share calculations:

       Average outstanding shares                     85,738         85,733          0.0%       85,733          0.0%
                                                   =========      =========       ======     =========       ======
       Average outstanding and potentially
       dilutive shares                                86,068         86,248         -0.2%       86,248         -0.2%
                                                   =========      =========       ======     =========       ======

* Results "Adjusted for SFAS 142" exclude amortization expense to reflect the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" for comparability to 2002.

NM = not meaningful

                           VIAD CORP AND SUBSIDIARIES
                          TABLE TWO - FULL YEAR RESULTS
                                   (UNAUDITED)


                                                           Year Ended December 31,         Adjusted for SFAS 142 *
                                                      ----------------------------------   -----------------------
(000 omitted, except per share data)                      2002         2001          %         2001         %
                                                      -----------   -----------    ----     -----------    ----
Revenues:
    TAXABLE EQUIVALENT BASIS (Note A)                 $ 1,683,155   $ 1,706,237    -1.4%    $ 1,706,237    -1.4%
    Taxable equivalent adjustment                         (36,171)      (46,847)  -22.8%        (46,847)  -22.8%
                                                      -----------   -----------    ----     -----------   ------
                                                      $ 1,646,984   $ 1,659,390    -0.7%    $ 1,659,390    -0.7%
                                                      ===========   ===========    ====     ===========   ======

Segment operating income:
    TAXABLE EQUIVALENT BASIS (Note A)                 $   241,927   $   227,606     6.3%    $   244,500    -1.1%
    Taxable equivalent adjustment                         (36,171)      (46,847)  -22.8%        (46,847)  -22.8%
                                                      -----------   -----------   -----     -----------   -----
                                                          205,756       180,759    13.8%        197,653     4.1%
Corporate activities and minority interests (Note B)      (22,750)      (13,355)  -70.3%        (13,355)  -70.3%
Net interest expense (Note C)                              (8,737)      (20,284)   56.9%        (20,284)   56.9%
                                                      -----------   -----------   -----     -----------   -----
Income before income taxes                                174,269       147,120    18.5%        164,014     6.3%
Income taxes                                              (47,350)      (34,783)  -36.1%        (37,434)  -26.5%
                                                      -----------   -----------   -----     -----------   -----
INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE
    AND RESTRUCTURING CHARGES AND OTHER ITEMS             126,919       112,337    13.0%        126,580     0.3%
Change in accounting principle (Note D)                   (37,739)           --      NM              --      NM
Restructuring charges and other items (Note E)            (13,086)      (61,203)   78.6%        (61,203)   78.6%
                                                      -----------   -----------   -----     -----------   -----
Net income                                            $    76,094   $    51,134    48.8%    $    65,377    16.4%
                                                      ===========   ===========   =====     ===========   =====

Diluted net income per common share:
    INCOME BEFORE CHANGE IN ACCOUNTING PRINCIPLE
      AND RESTRUCTURING CHARGES AND OTHER ITEMS       $      1.45   $      1.29    12.4%    $      1.45     0.0%
    Change in accounting principle                          (0.44)           --      NM              --      NM
    Restructuring charges and other items                   (0.15)        (0.71)   78.9%          (0.71)   78.9%
                                                      -----------   -----------   -----     -----------   -----
    Net income per share                              $      0.86   $      0.58    48.3%    $      0.74    16.2%
                                                      ===========   ===========   =====     ===========   =====

Basic net income per common share:
    Income before change in accounting principle
      and restructuring charges and other items       $      1.46   $      1.30    12.3%    $      1.47    -0.7%
    Change in accounting principle                          (0.44)           --      NM              --      NM
    Restructuring charges and other items                   (0.15)        (0.72)   79.2%          (0.72)   79.2%
                                                      -----------   -----------   -----     -----------   -----
    Net income per share                              $      0.87   $      0.58    50.0%    $      0.75    16.0%
                                                      ===========   ===========   =====     ===========   =====

Common shares treated as outstanding
  for net income per share calculations:

      Average outstanding shares                           86,178        85,503     0.8%         85,503     0.8%
                                                      ===========   ===========   =====     ===========    ====

      Average outstanding and potentially
      dilutive shares                                      86,716        86,322     0.5%         86,322     0.5%
                                                      ===========   ===========   =====     ===========    ====

* Results "Adjusted for SFAS 142" exclude amortization expense to reflect the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" for comparability to 2002.

NM = not meaningful

\                           VIAD CORP AND SUBSIDIARIES
                              TABLE THREE - EBITDA
                                   (UNAUDITED)

                                                      Quarter Ended December 31,        Adjusted for SFAS 142 *
                                                    ------------------------------      -----------------------
                                                      2002        2001         %          2001            %
(000 omitted)                                       -------     -------     ------       -------       ------
EBITDA:
 Net income                                          $13,606     $25,187     -46.0%       $28,718       -52.6%
 Restructuring charges and other items                13,335          --        NM             --          NM
                                                     -------     -------     ------       -------       ------
 Income before restructuring charges and
     other items                                      26,941      25,187       7.0%        28,718        -6.2%
 Interest expense                                      4,201       5,280     -20.4%         5,280       -20.4%
 Income taxes                                          8,014       5,734      39.8%         6,433        24.6%
 Depreciation and amortization                        12,763      16,514     -22.7%        12,284         3.9%
                                                     -------     -------     ------       -------       ------
     EBITDA before adjustment                         51,919      52,715      -1.5%        52,715        -1.5%
 Taxable equivalent adjustment                         7,889      10,218     -22.8%        10,218       -22.8%
                                                     -------     -------     ------       -------       ------
     EBITDA as adjusted                              $59,808     $62,933      -5.0%       $62,933        -5.0%
                                                     =======     =======     ======       =======       ======


                                                          Year Ended December 31,         Adjusted for SFAS 142 *
                                                   -----------------------------------    ------------------------
                                                     2002        2001          %           2001            %
(000 omitted)                                      --------    --------     ------       --------       ------
EBITDA:
 Net income                                         $ 76,094    $ 51,134      48.8%       $ 65,377       16.4%
 Change in accounting principle                       37,739          --        NM              --         NM
 Restructuring charges and other items                13,086      61,203     -78.6%         61,203      -78.6%
                                                    --------    --------     ------       --------      ------
 Income before change in accounting principle
     and restructuring charges and other items       126,919     112,337      13.0%        126,580        0.3%
 Interest expense                                     19,268      25,936     -25.7%         25,936      -25.7%
 Income taxes                                         47,350      34,783      36.1%         37,434       26.5%
 Depreciation and amortization                        51,483      69,096     -25.5%         52,202       -1.4%
                                                    --------    --------     ------       --------      ------
     EBITDA before adjustment                        245,020     242,152       1.2%        242,152        1.2%
 Taxable equivalent adjustment                        36,171      46,847     -22.8%         46,847      -22.8%
                                                    --------    --------     ------       --------      ------
     EBITDA as adjusted                             $281,191    $288,999      -2.7%       $288,999       -2.7%
                                                    ========    ========     ======       ========      ======


* Results "Adjusted for SFAS 142" exclude amortization expense to reflect the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" for comparability to 2002.

                           VIAD CORP AND SUBSIDIARIES
              TABLE FOUR - NOTES TO SUMMARY OF CONSOLIDATED INCOME
                                   (UNAUDITED)

(A) Reportable Segments

                                                       Quarter Ended December 31,                 Adjusted for SFAS 142 *
                                                ---------------------------------------          -------------------------
(000 omitted)                                      2002           2001             %               2001               %
                                                ---------       ---------        ------          ---------          ------
Revenues:
    Payment Services (taxable equivalent
      basis)                                    $ 218,235       $ 202,389          7.8%          $ 202,389            7.8%
    Convention and Event Services                 160,360         168,998         -5.1%            168,998           -5.1%
                                                ---------       ---------        ------          ---------          ------
      Reportable segments                         378,595         371,387          1.9%            371,387            1.9%
    Travel and Recreation Services                  4,769           4,005         19.1%              4,005           19.1%
                                                ---------       ---------        ------          ---------          ------
                                                  383,364         375,392          2.1%            375,392            2.1%
    Taxable equivalent adjustment                  (7,889)        (10,218)       -22.8%            (10,218)         -22.8%
                                                ---------       ---------        ------          ---------          ------
                                                $ 375,475       $ 365,174          2.8%          $ 365,174            2.8%
                                                =========       =========        ======          =========          ======

Segment operating income:
    Payment Services (taxable equivalent
      basis)                                    $  52,162       $  53,747         -2.9%          $  55,811           -6.5%
    Convention and Event Services                  (1,286)         (4,825)        73.3%             (2,874)          55.3%
                                                ---------       ---------        ------          ---------          ------
      Reportable segments                          50,876          48,922          4.0%             52,937           -3.9%
    Travel and Recreation Services                 (2,273)         (1,737)       -30.9%             (1,522)         -49.3%
                                                ---------       ---------        ------          ---------          ------
                                                   48,603          47,185          3.0%             51,415           -5.5%
    Taxable equivalent adjustment                  (7,889)        (10,218)       -22.8%            (10,218)         -22.8%
                                                ---------       ---------        ------          ---------          ------
                                                   40,714          36,967         10.1%             41,197           -1.2%
    Restructuring charges and other items:
      Payment Services                                 --              --           NM                 --              NM
      Convention and Event Services               (20,515)             --           NM                 --              NM
      Travel and Recreation Services                   --              --           NM                 --              NM
                                                ---------       ---------        ------          ---------          ------
                                                $  20,199       $  36,967        -45.4%          $  41,197          -51.0%
                                                =========       =========        ======          =========          ======


                                                        Year Ended December 31,                     Adjusted for SFAS 142 *
                                                -----------------------------------------          -------------------------
(000 omitted)                                       2002              2001            %               2001             %
                                                -----------       -----------       -----          ----------        -----
Revenues:
    Payment Services (taxable equivalent
      basis)                                    $   838,669       $   760,740        10.2%         $  760,740         10.2%
    Convention and Event Services                   786,233           884,044       -11.1%            884,044        -11.1%
                                                -----------       -----------       -----          ----------        -----
      Reportable segments                         1,624,902         1,644,784        -1.2%          1,644,784         -1.2%
    Travel and Recreation Services                   58,253            61,453        -5.2%             61,453         -5.2%
                                                -----------       -----------       -----          ----------        -----
                                                  1,683,155         1,706,237        -1.4%          1,706,237         -1.4%
    Taxable equivalent adjustment                   (36,171)          (46,847)      -22.8%            (46,847)       -22.8%
                                                -----------       -----------       -----          ----------        -----
                                                $ 1,646,984         1,659,390        -0.7%         $1,659,390         -0.7%
                                                ===========       ===========       =====          ==========        =====

Segment operating income:
    Payment Services (taxable equivalent
      basis)                                    $   190,570       $   176,615         7.9%         $  184,852          3.1%
    Convention and Event Services                    37,614            36,293         3.6%             44,094        -14.7%
                                                -----------       -----------       -----          ----------        -----
      Reportable segments                           228,184           212,908         7.2%            228,946         -0.3%
    Travel and Recreation Services                   13,743            14,698        -6.5%             15,554        -11.6%
                                                -----------       -----------       -----          ----------        -----
                                                    241,927           227,606         6.3%            244,500         -1.1%
    Taxable equivalent adjustment                   (36,171)          (46,847)      -22.8%            (46,847)       -22.8%
                                                -----------       -----------       -----          ----------        -----
                                                    205,756           180,759        13.8%            197,653          4.1%
    Restructuring charges and other items:
      Payment Services                                 (440)           (5,947)       92.6%             (5,947)        92.6%
      Convention and Event Services                 (19,742)          (90,775)       78.3%            (90,775)        78.3%
      Travel and Recreation Services                     --                --         NM                   --           NM
                                                -----------       -----------       -----          ----------        -----
                                                $   185,574       $    84,037       120.8%         $  100,931         83.9%
                                                ===========       ===========       =====          ==========        =====

* Results "Adjusted for SFAS 142" exclude amortization expense to reflect the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" for comparability to 2002.

                           VIAD CORP AND SUBSIDIARIES
        TABLE FOUR - NOTES TO SUMMARY OF CONSOLIDATED INCOME (CONTINUED)
                                   (UNAUDITED)

(B) Corporate Activities -- Corporate activities for the year ended December 31, 2002 include after-tax charges of $2.5 million for legal, investment banking, and other costs incurred in connection with a contemplated initial public offering of Travelers Express/MoneyGram.

(C) Net Interest Expense -- In the 2002 third quarter, the Company recorded interest income of $3.5 million related to a Federal tax refund received in October 2002.

(D) Change in Accounting Principle -- In June 2002, in accordance with Viad's adoption of SFAS No. 142, a transitional impairment test for goodwill was completed. This test resulted in a $40.0 million ($37.7 million after-tax) impairment of goodwill associated with Viad's Convention and Event Services segment. This impairment was retroactively restated to the first quarter of 2002 as a cumulative effect of a change in accounting principle in accordance with SFAS No. 142.

(E) Restructuring Charges and Other Items -- In the 2002 fourth quarter, Viad recorded a restructuring charge totaling $20.5 million ($13.3 million after-tax). The charges consisted of costs associated with the closure and consolidation of certain facilities, severance and other employee benefits. The charges also included amounts for the write-down (net of estimated sales proceeds) of certain inventories and assets, facilities closure and lease termination costs (less estimated sublease income) and other exit costs.

     In the 2001 third quarter, Viad recorded restructuring and other charges totaling $66.1 million ($39.9 million after-tax). The charges consisted of costs associated with the closure and consolidation of certain facilities, severance and other employee benefits. The charges also included amounts for the write-down (net of estimated sales proceeds) of certain inventories and assets, facilities closure and lease termination costs (less estimated sublease income) and other exit costs. In the 2002 third quarter, $0.4 million ($0.2 million after-tax) of the reserve was reversed as certain actual costs incurred were less than original estimates.

     During the 2001 third quarter, Viad's payment services subsidiary recorded a charge totaling $5.0 million ($3.0 million after-tax) resulting from the bankruptcy of a large money order agent in September 2001.

     In August 2000, Key3Media Group, Inc. ("Key3Media"), a company spun off by Ziff-Davis Inc., terminated a long-term agreement with GES Exposition Services, Inc., ("GES") to produce tradeshows. The companies had been involved in litigation regarding the contract termination. The key points in the litigation centered around the interpretation of certain contract terms and the scope of free services required of GES. During the second quarter of 2001, after both sides assessed the business market, the risks and demands of the litigation and the need to move forward on a productive basis, GES and Key3Media agreed to end the litigation. As a result of the settlement, Viad recorded a noncash provision totaling $29.3 million ($18.3 million after-tax) in the 2001 second quarter representing primarily the write-off of net receivables and prepayments made to Key3Media.

(F) Supplemental Information -- Information included in the press release is presented using methods management utilizes to measure profit and performance of its operations. The information is supplemental to results presented under accounting principles generally accepted in the United States of America. This supplemental information includes the following:

     -- An adjustment is made to the Payment Services segment to present revenues and operating income resulting from amounts invested in tax-exempt securities on a taxable equivalent basis.

     -- EBITDA is defined by Viad as income before interest expense, income taxes, depreciation and amortization, restructuring charges and other items, changes in accounting principles and includes the fully taxable equivalent adjustment.

     -- Float income is defined as investment income, excluding gains and net float income is defined as float income less commission expense. Both are presented in Supplemental Table A on a GAAP basis and in Supplemental Table B on a taxable equivalent basis.

                           VIAD CORP AND SUBSIDIARIES
         SUPPLEMENTAL TABLE A - NET FLOAT INCOME AND MARGIN - GAAP BASIS
                                   (UNAUDITED)

Analysis of Average Balances, Float and Average Yields and Interest Rates:

                                                Average           Income/          Yield/            Average
                                                Balance           Expense           Rate             Balance
                                            -----------------  --------------  ---------------  -----------------

                                            ---------------------------------------------------------------------
                                                                     2002
                                            --------------------------------------------------  -----------------
(000 omitted)
Investments restricted for
      payment service obligations                $ 5,776,049         $85,217            5.98%        $ 4,348,614

Payment service obligations (1)                    4,300,849          55,607            5.24%          2,793,958
                                                               --------------

Net float income and margin                                          $29,610            2.08%
                                                               ==============

                                                Income/          Yield/            Average          Income/          Yield/
                                                Expense           Rate             Balance          Expense           Rate
                                            ----------------   --------------  -----------------  -------------   --------------

                                           Quarter Ended March 31,
                                           -------------------------------------------------------------------------------------
                                                    2001                                                2000
                                           ---------------------------------  --------------------------------------------------
(000 omitted)
Investments restricted for
      payment service obligations                  $69,515            6.48%        $ 3,398,524         $50,825            6.07%
Payment service obligations (1)                     48,720            7.07%          2,095,752          34,965            6.77%
                                             --------------                                      --------------
Net float income and margin                        $20,795            1.94%                            $15,860            1.89%
                                             ==============                                      ==============


                                                    Average           Income/          Yield/            Average
                                                    Balance           Expense           Rate             Balance
                                              -------------------  --------------  ---------------  -----------------

                                              -----------------------------------------------------------------------
                                                                       2002
                                              --------------------------------------------------  -------------------
Investments restricted for
      payment service obligations                $ 5,745,632         $86,449            6.03%        $ 4,849,462

Payment service obligations (1)                    4,290,814          58,088            5.43%          3,358,932
                                                               --------------

Net float income and margin                                          $28,361            1.98%
                                                               ==============

                                                 Income/          Yield/            Average          Income/          Yield/
                                                 Expense           Rate             Balance          Expense           Rate
                                           --------------   --------------  -----------------  --------------   ---------------
                                           Quarter Ended June 30,
                                           -----------------------------------------------------------------------------------
                                                   2001                                                2000
                                           --------------------------------  --------------------------------------------------
Investments restricted for
      payment service obligations                 $75,016            6.20%        $ 3,712,819         $55,460            5.99%

Payment service obligations (1)                    51,629            6.17%          2,343,633          37,750            6.46%
                                            --------------                                      --------------

Net float income and margin                       $23,387            1.93%                            $17,710            1.91%
                                            ==============                                      ==============


                                                 Average           Income/          Yield/            Average
                                                 Balance           Expense           Rate             Balance
                                            ------------------  --------------  ---------------  ----------------

                                            ----------------------------------------------------------------------
                                                                     2002
                                            --------------------------------------------------  -----------------
Investments restricted for
      payment service obligations                $ 6,207,540         $89,136            5.70%        $ 5,111,664

Payment service obligations (1)                    4,778,993          62,541            5.19%          3,609,678
                                                               --------------

Net float income and margin                                          $26,595            1.70%
                                                               ==============

                                                  Income/          Yield/            Average          Income/          Yield/
                                                  Expense           Rate             Balance          Expense           Rate
                                            --------------   --------------  -----------------  --------------   ---------------
                                            Quarter Ended March 31,
                                            -------------------------------------------------------------------------------------
                                                    2001                                                2000
                                            ---------------------------------  --------------------------------------------------
Investments restricted for
      payment service obligations                   $79,181            6.15%        $ 3,900,293         $61,151            6.22%

Payment service obligations (1)                      52,844            5.81%          2,477,142          43,446            6.96%
                                              --------------                                      --------------

Net float income and margin                         $26,337            2.04%                            $17,705            1.80%
                                              ==============                                      ==============


                                                 Average           Income/          Yield/            Average
                                                 Balance           Expense           Rate             Balance
                                            ------------------  --------------  ---------------  ----------------

                                            ----------------------------------------------------------------------
                                                                     2002
                                            --------------------------------------------------  -----------------
Investments restricted for
      payment service obligations                $ 6,886,104         $93,631            5.39%        $ 5,663,279

Payment service obligations (1)                    5,454,641          63,916            4.65%          4,198,415
                                                               --------------

Net float income and margin                                          $29,715            1.71%
                                                               ==============

                                                  Income/          Yield/            Average          Income/          Yield/
                                                  Expense           Rate             Balance          Expense           Rate
                                           --------------   --------------  -----------------  --------------   ---------------
                                           Quarter Ended December 31,
                                           -------------------------------------------------------------------------------------
                                                   2001                                                2000
                                           ---------------------------------  --------------------------------------------------
Investments restricted for
      payment service obligations                  $85,182            5.97%        $ 4,211,649         $63,597            5.99%

Payment service obligations (1)                     55,080            5.20%          2,725,516          48,164            7.01%
                                             --------------                                      --------------

Net float income and margin                        $30,102            2.11%                            $15,433            1.45%
                                             ==============                                      ==============


                                                Average           Income/          Yield/            Average
                                                Balance           Expense           Rate             Balance
                                           ------------------  --------------  ---------------  ----------------

                                           ---------------------------------------------------------------------
                                                                    2002
                                           -------------------------------------------------  -----------------
Investments restricted for
      payment service obligations                $ 6,153,831        $354,433            5.76%        $ 4,993,255

Payment service obligations (1)                    4,706,324         240,152            5.10%          3,490,246
                                                               --------------

Net float income and margin                                         $114,281            1.86%
                                                               ==============

                                                  Income/          Yield/            Average          Income/          Yield/
                                                  Expense           Rate             Balance          Expense           Rate
                                            --------------   --------------  -----------------  --------------   ---------------
                                            Year Ended December 31,
                                            -------------------------------------------------------------------------------------
                                                   2001                                                2000
                                            ---------------------------------  --------------------------------------------------
Investments restricted for
      payment service obligations                  $308,894            6.19%        $ 3,805,821        $231,033            6.07%

Payment service obligations (1)                     208,273            5.97%          2,410,511         164,325            6.82%
                                              --------------                                      --------------

Net float income and margin                        $100,621            2.02%                           $ 66,708            1.75%
                                              ==============                                      ==============


(1) Commissions are paid to financial institution customers based upon average outstanding balances generated by the sale of official check products only. The expense reported includes those payments made to financial institution customers, costs associated with swaps and with the sale of receivable program. The average balance in the table reflects only the payment service obligations for which commissions are paid and does not include the average balance of the sold receivables as these are not recorded on the Consolidated Balance Sheets.

                           VIAD CORP AND SUBSIDIARIES
  SUPPLEMENTAL TABLE B - NET FLOAT INCOME AND MARGIN - TAXABLE EQUIVALENT BASIS
                                   (UNAUDITED)

Analysis of Average Balances, Float and Average Yields and Interest Rates:

                                                Average           Income/          Yield/            Average          Income/
                                                Balance           Expense           Rate             Balance          Expense
                                            -----------------  --------------  ---------------  -----------------  --------------
                                                                                                          Quarter Ended March 31,
                                            ---------------------------------------------------------------------------------------
(000 omitted)                                                   2002                                                2001
                                            --------------------------------------------------  -----------------------------------

Investments restricted for
      payment service obligations                $ 5,776,049         $95,474            6.70%        $ 4,348,614         $82,417

Payment service obligations                        4,300,849          55,607            5.24%          2,793,958          48,720
                                                               --------------                                      --------------

Net float income and margin                                          $39,867            2.80%                            $33,697
                                                               ==============                                      ==============

                                               Yield/            Average          Income/          Yield/
                                                Rate             Balance          Expense           Rate
                                            --------------  -----------------  --------------   --------------

                                           -------------------------------------------------------------------
(000 omitted)                                                                   2000
                                           ---------------  --------------------------------------------------

Investments restricted for
      payment service obligations                   7.69%        $ 3,398,524         $65,164            7.78%

Payment service obligations                         7.07%          2,095,752          34,965            6.77%
                                                                               --------------

Net float income and margin                         3.14%                            $30,199            3.60%
                                                                               ==============


                                                Average           Income/          Yield/            Average          Income/
                                                Balance           Expense           Rate             Balance          Expense
                                            -----------------  --------------  ---------------  -----------------  --------------
                                                                                                          Quarter Ended March 31,
                                            ---------------------------------------------------------------------------------------
(000 omitted)                                                   2002                                                2001
                                            --------------------------------------------------  -----------------------------------
Investments restricted for
      payment service obligations                $ 5,745,632         $96,485            6.74%        $ 4,849,462         $87,793

Payment service obligations                        4,290,814          58,088            5.43%          3,358,932          51,629
                                                               --------------                                      --------------

Net float income and margin                                          $38,397            2.68%                            $36,164
                                                               ==============                                      ==============

                                               Yield/            Average          Income/          Yield/
                                                Rate             Balance          Expense           Rate
                                            --------------  -----------------  --------------   --------------

                                           -------------------------------------------------------------------
(000 omitted)                                                                   2000
                                           ---------------  --------------------------------------------------
Investments restricted for
      payment service obligations                  7.26%        $ 3,712,819         $72,307            7.81%

Payment service obligations                        6.17%          2,343,633          37,750            6.46%
                                                                              --------------

Net float income and margin                        2.99%                            $34,557            3.73%
                                                                              ==============


                                                Average           Income/          Yield/            Average          Income/
                                                Balance           Expense           Rate             Balance          Expense
                                            -----------------  --------------  ---------------  -----------------  --------------
                                                                                                          Quarter Ended March 31,
                                            ---------------------------------------------------------------------------------------
(000 omitted)                                                   2002                                                2001
                                            --------------------------------------------------  -----------------------------------
Investments restricted for
      payment service obligations                $ 6,207,540         $97,126            6.21%        $ 5,111,664         $90,131

Payment service obligations                        4,778,993          62,541            5.19%          3,609,678          52,844
                                                               --------------                                      --------------

Net float income and margin                                          $34,585            2.21%                            $37,287
                                                               ==============                                      ==============

                                               Yield/            Average          Income/          Yield/
                                                Rate             Balance          Expense           Rate
                                            --------------  -----------------  --------------   --------------

                                           -------------------------------------------------------------------
(000 omitted)                                                                   2000
                                           ---------------  --------------------------------------------------

Investments restricted for
      payment service obligations                   7.00%        $ 3,900,293         $78,675            8.00%

Payment service obligations                         5.81%          2,477,142          43,446            6.96%
                                                                               --------------

Net float income and margin                         2.89%                            $35,229            3.58%
                                                                               ==============


                                                Average           Income/          Yield/            Average          Income/
                                                Balance           Expense           Rate             Balance          Expense
                                            -----------------  --------------  ---------------  -----------------  --------------
                                                                                                          Quarter Ended March 31,
                                            ---------------------------------------------------------------------------------------
(000 omitted)                                                   2002                                                2001
                                            --------------------------------------------------  -----------------------------------
Investments restricted for
      payment service obligations                $ 6,886,104        $101,520            5.85%        $ 5,663,279         $95,400

Payment service obligations                        5,454,641          63,916            4.65%          4,198,415          55,080
                                                               --------------                                      --------------

Net float income and margin                                         $ 37,604            2.17%                            $40,320
                                                               ==============                                      ==============


                                               Yield/            Average          Income/          Yield/
                                                Rate             Balance          Expense           Rate
                                            --------------  -----------------  --------------   --------------

                                           -------------------------------------------------------------------
(000 omitted)                                                                   2000
                                           ---------------  --------------------------------------------------
Investments restricted for
      payment service obligations                   6.68%        $ 4,211,649         $81,112            7.64%

Payment service obligations                         5.20%          2,725,516          48,164            7.01%
                                                                               --------------

Net float income and margin                         2.82%                            $32,948            3.10%
                                                                               ==============



                                                Average           Income/          Yield/            Average          Income/
                                                Balance           Expense           Rate             Balance          Expense
                                            -----------------  --------------  ---------------  -----------------  --------------
                                                                                                          Quarter Ended March 31,
                                            ---------------------------------------------------------------------------------------
(000 omitted)                                                   2002                                                2001
                                            --------------------------------------------------  -----------------------------------
Investments restricted for
      payment service obligations                $ 6,153,831        $390,605            6.35%        $ 4,993,255        $355,741

Payment service obligations                        4,706,324         240,152            5.10%          3,490,246         208,273
                                                               --------------                                      --------------

Net float income and margin                                         $150,453            2.44%                           $147,468
                                                               ==============                                      ==============


                                               Yield/            Average          Income/          Yield/
                                                Rate             Balance          Expense           Rate
                                            --------------  -----------------  --------------   --------------

                                           -------------------------------------------------------------------
(000 omitted)                                                                   2000
                                           ---------------  --------------------------------------------------
Investments restricted for
      payment service obligations                   7.12%        $ 3,805,821        $297,258            7.81%

Payment service obligations                         5.97%          2,410,511         164,325            6.82%
                                                                               --------------

Net float income and margin                         2.95%                           $132,933            3.49%
                                                                               ==============

(1) Commissions are paid to financial institution customers based upon average outstanding balances generated by the sale of official check products only. The expense reported includes those payments made to financial institution customers, costs associated with swaps and with the sale of receivable program. The average balance in the table reflects only the payment service obligations for which commissions are paid and does not include the average balance of the sold receivables as these are not recorded on the Consolidated Balance Sheets.

                           VIAD CORP AND SUBSIDIARIES
                     SUPPLEMENTAL TABLE C - NET FLOAT INCOME
                                   (UNAUDITED)

Changes in Float Income and Commission Expense - Due to Changes in Average Investable Balances and Interest Rates:

                                                GAAP BASIS                              TAXABLE EQUIVALENT BASIS
                                ------------------------------------------     -----------------------------------------
                                  Quarter Ended March 31, 2002 vs. 2001         Quarter Ended March 31, 2002 vs. 2001
(000 omitted)                      Balance      Yield/Rate       Total            Balance      Yield/Rate       Total
                                -------------  ------------  -------------     -------------  ------------  ------------
Float Income                        $ 22,818     $  (7,116)     $ 15,702          $ 27,054     $ (13,997)     $ 13,057

Commission expense                  $ 26,277     $ (19,390)     $  6,887          $ 26,277     $ (19,390)     $  6,887

Net float income                    $  6,826     $   1,989      $  8,815          $ 11,061     $  (4,891)     $  6,170

                                   Quarter Ended June 30, 2002 vs 2001           Quarter Ended June 30, 2002 vs 2001
                                   Balance      Yield/Rate       Total            Balance      Yield/Rate       Total
                                -------------  ------------  -------------     -------------  ------------  ------------
Float Income                        $ 13,863      $ (2,430)      $ 11,433          $ 16,224      $ (7,532)      $ 8,692

Commission expense                  $ 14,324      $ (7,865)      $  6,459          $ 14,324      $ (7,865)      $ 6,459

Net float income                    $  4,322      $    652       $  4,974          $  6,683      $ (4,450)      $ 2,233

                                Quarter Ended September 30, 2002 vs. 2001      Quarter Ended September 30, 2002 vs. 2001
                                   Balance      Yield/Rate       Total            Balance      Yield/Rate       Total
                                -------------  ------------  -------------     -------------  ------------  ------------
Float Income                        $ 16,976      $ (7,021)       $ 9,955          $ 19,323     $ (12,328)     $  6,995

Commission expense                  $ 17,118      $ (7,421)       $ 9,697          $ 17,118     $  (7,421)     $  9,697

Net float income                    $  5,646      $ (5,388)       $   258          $  7,994     $ (10,696)     $ (2,702)

                                Quarter Ended December 31, 2002 vs. 2001       Quarter Ended December 31, 2002 vs. 2001
                                   Balance      Yield/Rate       Total            Balance      Yield/Rate       Total
                                -------------  ------------  -------------     -------------  ------------  ------------
Float Income                        $ 18,393      $ (9,944)       $ 8,449          $ 20,599     $ (14,479)     $  6,120

Commission expense                  $ 16,481      $ (7,645)       $ 8,836          $ 16,481     $  (7,645)     $  8,836

Net float income                    $  6,500      $ (6,887)       $  (387)         $  8,706     $ (11,422)     $ (2,716)

                                  Year Ended December 31, 2002 vs. 2001         Year Ended December 31, 2002 vs. 2001
                                   Balance      Yield/Rate       Total            Balance      Yield/Rate       Total
                                -------------  ------------  -------------     -------------  ------------  ------------
Float Income                        $ 71,796     $ (26,257)      $ 45,539          $ 82,685     $ (47,821)     $ 34,864

Commission expense                  $ 72,567     $ (40,688)      $ 31,879          $ 72,567     $ (40,688)     $ 31,879

Net float income                    $ 23,387     $  (9,727)      $ 13,660          $ 34,276     $ (31,291)     $  2,985
